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                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

The Board of Directors
HEALTHSOUTH Rehabilitation Corporation


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 28, 1994, except for Note 9, as to which the date is May 24, 1994, in the Registration Statement (Form S-11 No. 33-77788) and related Prospectus of Capstone Capital Corporation for the registration of 6,670,000 shares of Common Stock of Capstone Capital Corporation.


                                          ERNST & YOUNG


Birmingham, Alabama
June 22, 1994